UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2019

CorePoint Lodging Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38168	82-1497742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(972) 893-3199

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CorePoint Lodging Inc. (the “Company”) approved cash-based short term incentive awards for the performance period from January 1, 2019 through December 31, 2019 (the “2019 STI Awards”) pursuant to the Company’s Short Term Incentive Plan for Section 16 Officers (the “STI Plan”) to specified employees, including Keith A. Cline, the Company’s President and Chief Executive Officer, Daniel E. Swanstrom II, the Company’s Executive Vice President and Chief Financial Officer, John W. Cantele, the Company’s Executive Vice President and Chief Operating Officer, and Mark M. Chloupek, the Company’s Executive Vice President, Secretary and General Counsel (together, the “Executives”). In addition, on March 26, 2019, the Board granted awards of time-vesting restricted stock and performance-vesting restricted stock units to specified employees, including the Executives.

2019 STI Awards

The Company established the STI Plan to align participants’ interests with the Company’s strategic priorities and activities, which are designed to maximize the Company’s performance and drive shareholder value, by providing an annual cash incentive opportunity to participants that may be earned for achievement of short-term financial and strategic goals. The payments to the Executives under the 2019 STI Awards will be based on a combination of the financial performance of the Company (65% of the total award opportunity) and strategic objectives (35% of the total award opportunity). Payments to the Executives under the 2019 STI Awards, expressed as a percentage of an Executive’s base salary, may range from 0% for below threshold performance, to 50% for threshold performance, to 100% for target performance, and to a maximum of 200%, subject to an Executive’s continued employment with the Company or a subsidiary of the Company on the payment date.

The financial component of each Executive’s 2019 STI Award opportunity will be based on Adjusted Funds from Operations (“AFFO”) per diluted share, where AFFO is defined as Funds from Operations (as defined by the National Association of Real Estate Investment Trusts) adjusted for certain items, such as stock-based compensation expense, noncash tax expense, amortization of debt issuance costs, nonrecurring general and administrative expense and business interruption proceeds, and such other items as the Compensation Committee determines appropriate and consistent with the purpose and intent of the 2019 STI Awards.

The strategic objective component of each Executive’s 2019 STI Award opportunity will be based on the number of hotels sold by the Company during the performance period. For purposes of determining the number of hotels sold, if the Company has entered into a definitive transaction agreement for the sale of a hotel prior to the end of the performance period and the applicable deposit made in connection with such sale is non-refundable, the sale of such hotel will be included in the number of hotels sold during the performance period.

The Compensation Committee established specific performance targets with respect to each of the financial component and the strategic objective component that contained a specified threshold (50%), target (100%) and maximum (200%) opportunity. For actual performance between the specified threshold, target and maximum performance levels for each of the financial performance and strategic objective metrics, the resulting payout percentage will be interpolated on a linear basis. Actual amounts paid under the 2019 STI Awards will be calculated by multiplying an Executive’s base salary by his target bonus percentage and a weighted achievement factor based on the Company’s performance against the financial component targets and the strategic objective targets.

Pursuant to the STI Plan, the Compensation Committee may, in its discretion, make adjustments to the performance metrics or payment amounts paid under the STI Plan to reflect any unusual or extraordinary items or other changes, including, but not limited to, the disposition of assets.

Equity Awards

On March 26, 2019, the Company granted annual long-term incentive awards (the “2019 LTIP Awards”) to the Executives composed of time-vesting restricted stock and performance-vesting restricted stock units (“PSUs”) pursuant to the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The table below sets forth the total target value of the 2019 LTIP Awards as well as the fair market value on the grant date of the time-vesting restricted stock awards and the target value of the PSUs, assuming that the target level of performance is achieved.

Name	Total Target Value	Restricted Stock Value	Target PSU Value
Keith A. Cline	$2,800,000	$1,120,000	$1,680,000
Daniel E. Swanstrom II	$900,000	$360,000	$540,000
John W. Cantele	$900,000	$360,000	$540,000
Mark M. Chloupek	$900,000	$360,000	$540,000

In addition, Messrs. Swanstrom, Cantele and Chloupek were each granted one-time PSU awards in the target amounts of $250,000, $100,000 and $100,000, respectively.

Time-vesting restricted stock awards. The time-vesting restricted stock awards vest in three equal annual installments beginning on December 15, 2019, subject to the Executive’s continued employment with the Company through each vesting date. In the event of an Executive’s termination due to death or Disability (as defined in the Omnibus Incentive Plan), or in the event of an Executive’s termination by the Company without Cause or by the Executive for Good Reason following a Change in Control (in each case as defined in the Omnibus Incentive Plan), all outstanding shares of restricted stock will fully vest. In addition, in the event of an Executive’s termination by the Company without Cause or by the Executive with Good Reason prior to a Change in Control, the one-third of the award that would have vested on the next scheduled vesting date will vest.

PSUs. The PSUs are divided into two equal tranches, one of which (“Tranche I”) vests based the Company’s total shareholder return relative to a peer group (“Relative TSR”) and one of which (“Tranche II”) vests based on the Company’s absolute total shareholder return (“Absolute TSR”), in each case over specified performance periods. The performance period for 50% of each tranche begins on the grant date and ends on the second anniversary of the grant date. The performance period for the other 50% of each tranche begins on the grant date and ends on the third anniversary of the grant date.

The Company’s Absolute TSR is calculated as the appreciation in the price per share of the Company’s common stock during the performance period (assuming dividends are reinvested), expressed as a percentage, and the Company’s Relative TSR is based on the percentile rank of the Company’s Absolute TSR against the Absolute TSRs of the peer companies set forth below, which companies are constituents of the SNL US Hotel REIT Index.

PEER COMPANIES
Apple Hospitality REIT	Host Hotels & Resorts
Ashford Hospitality Trust	Park Hotels & Resorts
Braemar Hotels & Resorts	Pebblebrook Hotel Trust
Chatham Lodging Trust	RLJ Lodging Trust
Chesapeake Lodging Trust	Ryman Hospitality Properties
Condor Hospitality Trust	Sotherly Hotels Inc.
DiamondRock Hospitality Co.	Summit Hotel Properties Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors
Hospitality Properties Trust	Xenia Hotels & Resorts

The actual number of PSUs that become vested based on each performance measure is based on an achievement factor which, in each case, ranges from 0% of the target number of PSUs for below threshold performance to 50% of the target number of PSUs for threshold performance, to 100% of the target number of PSUs for target performance, to 175% of the target number of PSUs for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be interpolated on a linear basis. Notwithstanding the foregoing, if Absolute TSR is negative, the maximum payout with respect to Tranche I PSUs is 100% of the target number of Tranche I PSUs. Following the last day of the applicable performance period, the Compensation Committee will calculate the payout with respect to each tranche and the PSUs do not vest until the Compensation Committee certifies in writing the extent to which the applicable performance conditions have been met.

In the event of an Executive’s death or Disability, the PSUs shall become vested assuming achievement of a 100% payout for the applicable tranche, and settled 60 days following such termination. In the event that prior to a Change in Control the Executive undergoes a termination by the Company without Cause or by such Executive for Good Reason, subject to the Executive’s compliance during the applicable performance period with any restrictive covenant by which such Executive is bound in any agreement with the Company or its subsidiaries, with respect to any PSUs for which the performance period has not been completed, a prorated portion of the PSUs will remain outstanding and eligible to vest based on actual performance on the last day of the applicable performance period, with such proration based on the number of days the Executive was employed during the performance period relative to the total number of days of the performance period.

In the event of a Change in Control, the PSUs will be converted into time-vesting shares of restricted stock (the “Converted PSUs”) determined based on the greater of (x) target performance and (y) actual performance on the date of the Change in Control. If (a) a successor entity does not assume, convert, or replace the Converted PSUs in connection with the Change in Control or (b) a successor entity does assume, convert, or replace the Converted PSUs in connection with the Change in Control and, on or within the 24 months following the Change in Control, the Executive undergoes a termination by the Company without Cause or by such Executive for Good Reason, in each case, such Executive shall fully vest in such Converted PSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COREPOINT LODGING INC.

By:	/s/ Mark M. Chloupek
Name:	Mark M. Chloupek
Title:	Executive Vice President, Secretary and General Counsel

Date: April 1, 2019